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Dohan and Company                                  7700 North Kendall Drive, 200
Certified Public Accountants                       Miami, Florida     33156-7564
A Professional Association                         Telephone      (305) 274-1366
                                                   Facsimile      (305) 274-1368
                                                   E-mail         info@uscpa.com
                                                   Internet        www.uscpa.com

April 5, 2006



Office of the Chief Accountant Securities and Exchange Commission 450 Fifth Street, N.W.
Washington, DC
USA  20549

Dear Sir and/or Madam:

We have read the statements about our firm included under the heading Changes in and Disagreements with Accountants on Accounting and Financial Disclosure included in SB-2 Amendment No. 5, dated April 5, 2006 of Quorum Ventures, Inc. filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Yours truly,

/s/Dohan and Company P.A. CPAs

Dohan and Company P.A. CPAs